Exhibit 99.1

Contact Information:

Investors:	Media:
Corey Kinger (212) 601-7569 corey.kinger@weightwatchers.com	Sara Bosco (347) 421-0389 sara.n.bosco@weightwatchers.com

WEIGHT WATCHERS ANNOUNCES STRONG FIRST QUARTER 2018 RESULTS

Raises Full Year 2018 Earnings Guidance

•	End of Period Subscribers in Q1 2018 up 29% year-over-year to a record 4.6 million

•	Total Paid Weeks in Q1 2018 up 27% year-over-year

•	Revenues in Q1 2018 of $408 million, up 24%, or 20% on a constant currency basis, year-over-year

•	Gross margin percentage of 54.1% in Q1 2018, up from 49.9% in the prior year period

•	Operating Income in Q1 2018 of $62 million, up 105%, or 96% on a constant currency basis, year-over-year

•	Raised FY 2018 earnings guidance to an EPS range of $3.00 to $3.20

NEW YORK, N.Y., May 3, 2018 – Weight Watchers International, Inc. (NYSE: WTW) today announced its results for the first quarter of fiscal 2018 and raised its full year fiscal 2018 earnings guidance.

“Driven by the enthusiastic, global response to our new WW FreestyleTM program, we ended the first quarter with 4.6 million subscribers – the highest level in the history of Weight Watchers and an increase of 1 million compared to a year ago. Member engagement has been incredible with members staying longer than ever before. Average retention is now well over 9 months,” said Mindy Grossman, the Company’s President and CEO. “The world needs a leader in wellness, and a brand that can bring wellness to all. We aim to be that leader. By delivering a technology experience with human impact, we have the opportunity to expand our purpose and reach allowing us to generate sustainable growth.”

“In the first quarter of 2018, we delivered impressive revenue growth and continued margin expansion, doubling our operating income compared to the prior year quarter,” said Nick Hotchkin, the Company’s CFO. “Based on our strong performance and continued momentum, we expect our annual revenue to grow by almost 20% and have raised earnings guidance for 2018.”

Q1 2018 Consolidated Results

	Three Months Ended			% Change Adjusted for Constant Currency(1)
(in millions except percentages and per share amounts)	March 31, 2018	April 1, 2017	% Change
Service Revenues, net	$328.7	$261.5	25.7%	21.3%
Product Sales and Other, net	79.6	67.6	17.7%	12.6%

Revenues, net	$408.2	$329.1	24.1%	19.5%
Operating Income	$62.1	$30.2	105.3%	95.6%
Net Income*	$39.1	$10.7	267.2%	248.4%
EPS	$0.56	$0.16	251.5%	233.5%
Total Paid Weeks	56.3	44.2	27.4%	N/A
Meeting(2) Paid Weeks	21.6	19.0	13.3%	N/A
Online(3) Paid Weeks	34.7	25.2	38.1%	N/A
End of Period Subscribers(4)	4.6	3.6	28.6%	N/A
Meeting Subscribers	1.6	1.5	13.4%	N/A
Online Subscribers	2.9	2.1	39.0%	N/A

Note: Totals may not sum due to rounding.

(1)	See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.
(2)	“Meetings” refers to providing access to combined meetings and digital offerings to the Company’s commitment plan subscribers (including Total Access subscribers), as well as access to meetings to the Company’s “pay-as-you-go” members and other meetings members.
(3)	“Online” refers to Weight Watchers Online, Weight Watchers OnlinePlus, Personal Coaching and other digital subscription products.
(4)	“Subscribers” refers to meetings members and Online subscribers who participate in recurring billing programs.

*	Except in the case of the financials attached to this release, “Net Income” refers to Net Income attributable to Weight Watchers International, Inc.

Q1 2018 Business and Financial Highlights

•	End of Period Subscribers in Q1 2018 were up 28.6% versus the prior year period, driven by growth in all major geographic markets. Q1 2018 End of Period Meeting Subscribers were up 13.4% and End of Period Online Subscribers were up 39.0% versus the prior year period.

•	Total Paid Weeks in Q1 2018 were up 27.4% versus the prior year period, driven by growth in all major geographic markets. Q1 2018 Meeting Paid Weeks increased 13.3% and Online Paid Weeks increased 38.1% versus the prior year period.

•	Revenues in Q1 2018 were $408.2 million. On a constant currency basis, Q1 2018 revenues increased 19.5% versus the prior year period.

¡	Service Revenues in Q1 2018 were $328.7 million. On a constant currency basis, these revenues increased 21.3% versus the prior year period. This increase was driven by growth in all major geographic markets.

¡	Product Sales and Other in Q1 2018 were $79.6 million. On a constant currency basis, these revenues increased 12.6% versus the prior year period.

•	Operating Income in Q1 2018 was $62.1 million. On a constant currency basis, operating income increased 95.6% versus the prior year period. This increase in operating income was primarily driven by operating leverage on higher revenues in the quarter versus the prior year period.

•	Income Tax in Q1 2018 was a benefit of $12.6 million, which reflected a one-time $17.3 million net tax benefit due to Oprah Winfrey’s exercise of a portion of her stock options during the quarter. In the prior year period, income tax was a benefit of $9.1 million, which reflected a one-time $11.9 million tax benefit related to the previously announced cessation of operations of the Company’s Spanish subsidiary.

•	Net Income in Q1 2018 was $39.1 million compared to $10.7 million in the prior year period.

•	Earnings per fully diluted share (EPS) in Q1 2018 was $0.56 compared to $0.16 in the prior year period.

¡	Certain items affect year-over-year comparability.

◾	Q1 2018 results included a $0.25 per fully diluted share tax benefit from Ms. Winfrey’s exercise of a portion of her stock options during the quarter.

◾	Q1 2017 results included a tax benefit of $0.18 per fully diluted share that was offset by $0.01 per fully diluted share of expense, both related to the previously announced cessation of operations of the Company’s Spanish subsidiary.

Other Items

•	Cash balance as of March 31, 2018 was $117.6 million. On that same date, the Company had no outstanding borrowings under its $150 million revolving credit facility.

Full Year Fiscal 2018 Earnings Guidance

The Company is raising its full year fiscal 2018 earnings guidance to between $3.00 and $3.20 per fully diluted share. Prior earnings guidance was between $2.40 and $2.70 per fully diluted share. This guidance increase reflects the operating strength of the Company’s business and expected continued global momentum through the year.

First Quarter 2018 Conference Call and Webcast

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, Mindy Grossman, President and Chief Executive Officer, and Nicholas Hotchkin, Chief Financial Officer, will discuss the first quarter of fiscal 2018 results and answer questions from the investment community. Live audio of the conference call will be simultaneously webcast over the Internet on the Company’s corporate website, www.weightwatchersinternational.com. A replay of the webcast will be available on this site for approximately 90 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release:

To supplement the Company’s consolidated results presented in accordance with accounting principles generally accepted in the United States (GAAP), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. The Company presents in the attachments to this release the non-GAAP financial measure earnings before interest, taxes, depreciation, amortization and stock-based compensation (“EBITDAS”). In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. In this release and any attachments, the Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and are useful for period-over-period comparisons of the performance of the Company’s business. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” attached to this release and reconciliations, if any, included elsewhere in this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

About Weight Watchers International, Inc.

Weight Watchers is a global wellness company and the world’s leading commercial weight management program. We inspire millions of people to adopt healthy habits for real life. Through our engaging digital experience and face-to-face group meetings, members follow our livable and sustainable program that encompasses healthy eating, physical activity and positive mindset. With more than five decades of experience in building communities and our deep expertise in behavioral science, we aim to deliver wellness for all. To learn more about the Weight Watchers approach to healthy living, please visit www.weightwatchers.com. For more information about our global business, visit our corporate website at www.weightwatchersinternational.com.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, revenue and earnings guidance and any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: competition from other weight management and wellness industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s ability to continue to develop new, innovative services and products and enhance its existing services and products or the failure of its services, products or brands to continue to appeal to the market, or the Company’s ability to successfully expand into new channels of distribution or respond to consumer trends; the ability to successfully implement new strategic initiatives; the effectiveness of the Company’s advertising and marketing programs, including the strength of its social media presence; the impact on the Company’s reputation of actions taken by its franchisees, licensees, suppliers and other partners; the impact of the Company’s substantial amount of debt and its debt service obligations and debt covenants; the inability to generate sufficient cash to service the Company’s debt and satisfy its other liquidity requirements; uncertainties regarding the satisfactory operation of the Company’s information technology or systems; the impact of security breaches or privacy concerns; the recognition of asset impairment charges; the loss of key personnel, strategic partners or consultants or failure to effectively manage and motivate the Company’s workforce; the inability to renew certain of the Company’s licenses, or the inability to do so on terms that are favorable to the Company; the expiration or early termination by the Company of leases; risks and uncertainties associated with the Company’s international operations, including regulatory, economic, political and social risks and foreign currency risks; uncertainties related to a downturn in general economic conditions or consumer confidence; the Company’s ability to successfully make acquisitions or enter into joint ventures, including its ability to successfully integrate, operate or realize the anticipated benefits of such businesses; the seasonal nature of the Company’s business; the impact of events that discourage or impede people from gathering with others or accessing resources; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; the outcomes of litigation or regulatory actions; the impact of existing and future laws and regulations; the Company’s failure to maintain effective internal control over financial reporting; the possibility that the interests of Artal Group S.A., who effectively controls the Company, will conflict with other holders of the Company’s common stock; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and via the Company’s website at www.weightwatchersinternational.com).

# # #

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

UNAUDITED

	March 31, 2018	December 30, 2017

ASSETS
Current assets	$257.0	$209.0
Property and equipment, net	47.2	48.0
Goodwill, franchise rights and other intangible assets, net	952.8	956.9
Other assets	50.1	32.1

TOTAL ASSETS	$1,307.1	$1,246.0

LIABILITIES AND TOTAL DEFICIT
Current liabilities	$356.4	$343.0
Long-term debt	1,703.7	1,740.6
Deferred income taxes, other	242.9	173.9

TOTAL LIABILITIES	$2,303.0	$2,257.5

Redeemable noncontrolling interest	4.2	4.5

Shareholders’ deficit	(1,000.1)	(1,016.0)

TOTAL LIABILITIES AND TOTAL DEFICIT	$1,307.1	$1,246.0

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended
	March 31, 2018	April 1, 2017
Service revenues, net (1)	$328.7	$261.5
Product sales and other, net (2)	79.6	67.6

Revenues, net	408.2	329.1

Cost of services (3)	139.8	124.9
Cost of product sales and other (4)	47.4	40.1

Cost of revenues	187.2	165.0

Gross profit	221.0	164.1
Marketing expenses	98.9	86.4
Selling, general and administrative expenses	60.0	47.4

Operating income	62.1	30.2
Interest expense	35.9	28.1
Other (income) expense, net	(0.2)	0.6

Income before income taxes	26.4	1.5
Benefit from income taxes	(12.6)	(9.1)

Net income	39.1	10.6
Net loss attributable to the noncontrolling interest	0.1	0.1

Net income attributable to Weight Watchers International, Inc.	$39.1	$10.7

Earnings Per Share attributable to Weight Watchers International, Inc.
Basic	$0.60	$0.17

Diluted	$0.56	$0.16

Weighted average common shares outstanding:
Basic	65.1	64.0

Diluted	69.5	66.5

Note: Totals may not sum due to rounding.

(1)	Consists of net “Meeting Fees” and net “Online Subscription Revenues”. “Meeting Fees” consist of the fees associated with the Company’s subscription plans for combined meetings and digital offerings and other payment arrangements for access to meetings. “Online Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Online subscription products, including the Company’s Personal Coaching product.
(2)	Consists of sales of products to members in meetings and online, revenues from licensing, magazine subscriptions, publishing and third-party advertising in publications and on the Company’s website and sales from the By Mail product, other revenues, and franchise fees with respect to commitment plans and commissions.
(3)	Consists of meeting operating expense and online cost of revenues excluding online advertising costs.
(4)	Consists of meetings cost of product, online advertising costs, non-meeting cost of products and other.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN MILLIONS, EXCEPT PERCENTAGES)

UNAUDITED

	Three Months Ended		Variance
	March 31,	April 1,
	2018	2017
Meeting Paid Weeks (1)
North America	14.8	12.8	15.3%
CE	3.3	2.9	15.5%
UK	2.8	2.6	6.1%
Other (2)	0.7	0.7	(4.9%)

Total Meeting Paid Weeks	21.6	19.0	13.3%

Online Paid Weeks (1)
North America	22.5	16.3	37.8%
CE	9.3	6.5	42.4%
UK	2.2	1.7	29.7%
Other (2)	0.7	0.6	21.4%

Total Online Paid Weeks	34.7	25.2	38.1%

Total Paid Weeks (1)
North America	37.3	29.2	27.9%
CE	12.6	9.4	34.2%
UK	5.0	4.3	15.4%
Other (2)	1.4	1.3	7.1%

Total Paid Weeks	56.3	44.2	27.4%

End of Period Meeting Subscribers (3)
North America	1.1	1.0	12.4%
CE	0.3	0.2	18.0%
UK	0.2	0.2	10.7%
Other (2)	0.0	0.0	24.7%

Total End of Period Meeting Subscribers	1.6	1.5	13.4%

End of Period Online Subscribers (3)
North America	1.9	1.4	39.5%
CE	0.8	0.5	41.3%
UK	0.2	0.1	30.0%
Other (2)	0.1	0.0	25.5%

Total End of Period Online Subscribers	2.9	2.1	39.0%

Total End of Period Subscribers (3)
North America	3.0	2.4	28.1%
CE	1.0	0.8	34.4%
UK	0.4	0.3	18.9%
Other (2)	0.1	0.1	25.1%

Total End of Period Subscribers	4.6	3.6	28.6%

Note: Totals may not sum due to rounding.

(1)	The “Paid Weeks” metric reports paid weeks by Weight Watchers customers in Company-owned operations for a given period as follows: (i) “Meeting Paid Weeks” is the sum of total paid commitment plan weeks (including Total Access) and total “pay-as-you-go” weeks; (ii) “Online Paid Weeks” is the total paid subscription weeks for the Company’s digital subscription products (including Personal Coaching); and (iii) “Total Paid Weeks” is the sum of Meeting Paid Weeks and Online Paid Weeks.
(2)	Represents Australia, New Zealand and emerging markets.
(3)	The “End of Period Subscribers” metric reports Weight Watchers subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Meeting Subscribers” is the total number of Weight Watchers commitment plan subscribers (including Total Access); (ii) “End of Period Online Subscribers” is the total number of Weight Watchers Online, Weight Watchers OnlinePlus and Personal Coaching subscribers; and (iii) “End of Period Subscribers” is the sum of End of Period Meeting Subscribers and End of Period Online Subscribers.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS, EXCEPT PERCENTAGES)

UNAUDITED

					Q1 2018 Variance
						2018
						Constant
	Q1 2018			Q1 2017	2018	Currency
		Currency	Constant		vs	vs
	GAAP	Adjustment	Currency	GAAP	2017	2017
Selected Financial Data
Consolidated Company Revenues	$408.2	$(14.9)	$393.4	$329.1	24.1%	19.5%
Consolidated Meeting Fees (1)	$190.1	$(5.8)	$184.3	$164.4	15.7%	12.2%
Consolidated Online Subscription Revenues (2)	$138.5	$(5.7)	$132.9	$97.1	42.6%	36.8%
Consolidated Service Revenues (3)	$328.7	$(11.5)	$317.2	$261.5	25.7%	21.3%
Consolidated Product Sales and Other (4)	$79.6	$(3.4)	$76.1	$67.6	17.7%	12.6%

North America
Meeting Fees (1)	$140.2	$(0.4)	$139.7	$124.0	13.0%	12.7%
Online Subscription Revenues (2)	$92.2	$(0.3)	$91.9	$68.1	35.4%	34.9%
Service Revenues (3)	$232.4	$(0.7)	$231.6	$192.1	20.9%	20.6%
Product Sales and Other (4)	$46.8	$(0.1)	$46.7	$40.6	15.3%	15.0%
Total Revenues	$279.2	$(0.9)	$278.3	$232.7	20.0%	19.6%

CE
Meeting Fees (1)	$29.1	$(3.6)	$25.5	$22.0	32.4%	15.9%
Online Subscription Revenues (2)	$36.2	$(4.6)	$31.6	$21.5	67.9%	46.7%
Service Revenues (3)	$65.2	$(8.2)	$57.1	$43.5	50.0%	31.2%
Product Sales and Other (4)	$17.3	$(2.2)	$15.1	$13.9	24.3%	8.7%
Total Revenues	$82.5	$(10.4)	$72.2	$57.4	43.7%	25.7%

UK
Meeting Fees (1)	$14.4	$(1.6)	$12.8	$12.1	18.7%	5.7%
Online Subscription Revenues (2)	$6.6	$(0.7)	$5.8	$4.5	47.3%	31.2%
Service Revenues (3)	$20.9	$(2.3)	$18.7	$16.6	26.4%	12.6%
Product Sales and Other (4)	$9.3	$(1.0)	$8.3	$7.4	25.7%	12.0%
Total Revenues	$30.3	$(3.3)	$27.0	$24.0	26.2%	12.4%

Other (5)
Meeting Fees (1)	$6.5	$(0.1)	$6.4	$6.3	3.7%	1.6%
Online Subscription Revenues (2)	$3.6	$(0.1)	$3.5	$3.0	20.2%	16.7%
Service Revenues (3)	$10.1	$(0.2)	$9.9	$9.3	9.0%	6.5%
Product Sales and Other (4)	$6.1	$(0.1)	$6.0	$5.7	8.5%	6.5%
Total Revenues	$16.2	$(0.3)	$15.9	$14.9	8.8%	6.5%

Note: Totals may not sum due to rounding.

(1)	“Meeting Fees” consist of the fees associated with the Company’s subscription plans for combined meetings and digital offerings and other payment arrangements for access to meetings.
(2)	“Online Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Online subscription products, including the Company’s Personal Coaching product.
(3)	“Service Revenues” equal “Meeting Fees” plus “Online Subscription Revenues”.
(4)	“Product Sales” are sales of products to members in meetings and online, and “Other” are revenues from licensing, magazine subscriptions, publishing and third-party advertising in publications and on the Company’s website and sales from the By Mail product, other revenues, and, in the case of the consolidated financial results and Other reportable segment, includes franchise fees with respect to commitment plans and commissions.
(5)	Represents Australia, New Zealand, emerging markets and franchise revenues.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS, EXCEPT PERCENTAGES)

UNAUDITED

					Q1 2018 Variance
						2018
						Constant
	Q1 2018			Q1 2017	2018	Currency
		Currency	Constant		vs	vs
	GAAP	Adjustment	Currency	GAAP	2017	2017
Selected Financial Data
Gross Profit	$221.0	$(8.6)	$212.4	$164.1	34.7%	29.5%
Gross Margin	54.1%		54.0%	49.9%

Selling, General and Administrative Expenses	$60.0	$(1.4)	$58.6	$47.4	26.5%	23.6%

Operating Income	$62.1	$(2.9)	$59.1	$30.2	105.3%	95.6%
Operating Income Margin	15.2%		15.0%	9.2%

Note: Totals may not sum due to rounding.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS)

UNAUDITED

	Three Months Ended
	March 31, 2018	April 1, 2017

Net Income	$39.1	$10.7
Interest	35.9	28.1
Taxes	(12.6)	(9.1)
Depreciation and Amortization	11.2	12.9
Stock-based Compensation	4.4	2.3

EBITDAS	$77.9	$44.8

Note: Totals may not sum due to rounding.